SECOND AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of February 4, 2011, to the Fund Administration Servicing Agreement, dated as of June 26, 2007, as amended December 14, 2007 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of its series, the Marketfield Fund (the "Fund") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USB Fund Services").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USB Fund Services desire to amend the fees of the Fund in the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Joseph Neuberger	By: /s/ Joe D. Redwine

Printed Name: Joseph Neuberger	Printed Name: Joe D. Redwine

Title: Chairman	Title: President

Marketfield – 2/2011

Amended Exhibit B to the Fund Administration Services Agreement – Trust for Professional Managers

Multiple Series Trust – Marketfield FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE effective February 1, 2011

Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
 ____ basis points on the first $____
 ____ basis points on the next $____
 ____ basis points on the next $____
 ____ basis points on the balance
 Minimum annual fee:  $____ per fund

International Funds
Annual Fee Based Upon Market Value Per Fund*
____ basis points on the first $____
____ basis points on the next $____
____ basis points on the next $____
____ basis points on the balance
Minimum annual fee:  $____ per fund

Advisor Information Source Web Portal
• $____ /fund/month
• $____ /fund/month for clients using an external administration service
• Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Plus Out-Of-Pocket Expenses – Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services – multiple classes, legal administration, SEC §15(c) reporting, Advisor Information Source data delivery, daily fund compliance testing, daily pre- and post-performance reporting.

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of these Amended Exhibit B fee schedules

MARKETFIELD ASSET MANAGEMENT, LLC

By: /s/ Michael Aronstein

Name: Michael Aronstein

Title: President

Date: 2/14/11

Marketfield – 2/2011

Amended Exhibit B to the Fund Administration Services Agreement – Trust for Professional Managers

Chief Compliance Officer Services
U.S. Bancorp provides the Chief Compliance Officer (CCO) for each fund serviced within the Multiple Series Trust.  Compliance functions performed by USBFS provided CCO include, but are not limited to:
  • Designation as the Trust’s Chief Compliance Officer
  • Periodic and Annual Reporting to MST Fund Board
  • Board Meeting Presentation and Board Support
  • MST Fund Board Liaison For All Compliance Matters
  • Daily Resource to Advisor CCO and Fund Board
  • Review of Advisor Compliance Policies, Procedures and Controls
  • Review of USBFS/USB Critical Procedures & Compliance Controls
  • Due Diligence Review of Advisor and USBFS Service Facilities
  • Testing, Documentation and Reporting of Advisor and USBFS/USB Compliance Policies, Procedures and Controls
Compliance functions performed by USBFS Risk Management Team include, but are not limited to:
  • Quarterly USBFS Certification to Trust CCO
  • Business Line Functions Supported
    • Fund Administration and Compliance
    • Transfer Agent and Shareholder Services
    • Fund Accounting
    • Custody Services
    • Distribution Services
  • CCO Portal – Web On-line Access to Fund CCO Documents
  • Periodic CCO Conference Calls
  • Dissemination of Industry/Regulatory Information
  • Client & Business Line Compliance Education & Training
Chief Compliance Officer (CCO)*
 • $____ per year per domestic fund
 • $____ per year per load fund or international fund
Plus Out-Of-Pocket Expenses – including but not limited to CCO team travel related costs to perform due diligence reviews at Advisor facilities
Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s signature below acknowledges approval of these Amended Exhibit B fee schedules

MARKETFIELD ASSET MANAGEMENT, LLC

By: /s/ Michael Aronstein

Name: Michael Aronstein

Title: President

Date: 2/14/11

Marketfield – 2/2011